UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Boulevard, Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On December 19, 2006, Solar Thin Films, Inc. (the “Company”) entered into a Cooperative R&D Contract (the “R&D Contract”) with Renewable Energy Solutions Inc. (“RESI”) relating to the development and commercialization of certain technology and/or equipment related to the photovoltaic industry. Zoltan Kiss, the Company’s director, consultant and significant shareholder is also a shareholder, director and chief technical officer of RESI. Pursuant to the R&D Contract, RESI has provided the Company with an exclusive right to commercialize developments related to manufacturing equipment for the production of copper indium gallium selenide based thin film PV equipment and amorphous silicon equipment. In addition, the Company has a right of first refusal to develop any additional equipment not covered by the R&D Contract. The term of the R&D Contract is for three years and the Company is required to pay RESI $30,000 per month.

Item 9.01    Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

Not applicable

(b)    Pro forma financial information.

Not applicable

(c)    Shell company transactions.

Not applicable

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Cooperative R&D Contract Between Renewable Energy Solutions Inc. and Solar Thin Films Inc. dated December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: December 21, 2006	By:	/s/ Csaba Toro
Name: Csaba Toro
Title: Chief Executive Officer